UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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USMD HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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USMD HOLDINGS, INC.

NOTICE OF ACTION BY WRITTEN CONSENT

To the Stockholders of USMD Holdings, Inc.:

The enclosed Information Statement is furnished by the Board of Directors of USMD Holdings, Inc., a Delaware corporation, to holders of record of our common stock at the close of business on June 2, 2014, the record date, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The purpose of the enclosed Information Statement is to inform our stockholders of action taken by the written consent of the holder of a majority of our outstanding voting stock. The enclosed Information Statement will be considered the notice required under Section 228 of the Delaware General Corporation Law.

The following action was approved by the written consent in lieu of a special meeting by the holder of a majority of our outstanding voting stock as of the record date:

•	Approval and adoption of the USMD Salary Deferral Plan.

We are not asking that you approve the USMD Salary Deferral Plan. The USMD Salary Deferral Plan was approved by our Board of Directors on May 5, 2014 and approved by the holder of a majority of our outstanding voting stock on July 18, 2014.

The consent we received constitutes the only stockholder approval required under the Delaware General Corporation Law, our Articles of Incorporation and our Bylaws. Our Board of Directors is not soliciting your proxy in connection with this action and proxies are not being requested from stockholders. The action by written consent of the holder of a majority of our outstanding voting stock will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to holders of our common stock as of the record date.

This is not a notice of special meeting of stockholders and no stockholder meeting will be held to consider any matter described in the enclosed Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

This notice and the enclosed Information Statement are dated and are first being mailed to our stockholders on or about July 22, 2014.

By Order of the Board of Directors,

/s/ John M. House, M.D.
John M. House, M.D.
Chairman and Chief Executive Officer

Irving, Texas

July 22, 2014

USMD HOLDINGS, INC.

6333 North State Highway 161, Suite 200

Irving, TX 75038

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

The Board of Directors of USMD Holdings, Inc., a Delaware corporation, is furnishing this Information Statement and the Notice of Action by Written Consent to notify you of actions that the holder of a majority of our outstanding voting stock have taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company,” “we,” “us,” and “USMD” are references to USMD Holdings, Inc.

This Information Statement is being made available on or about July 22, 2014 to our stockholders of record as of June 2, 2014 (the “Record Date”).

Our principal executive offices are located at 6333 North State Highway 161, Suite 200, Irving, Texas 75038.

This is not a notice of a special meeting and no stockholders’ meeting will be held to consider any matter described in this Information Statement.

Important Notice Regarding the Availability of the Information Statement for Action Taken by Written Consent of the Stockholders: This Information Statement is available electronically at http://www.usmdinc.com/investors/sec-filings/.

Action by Written Consent

On May 5, 2014, our Board of Directors approved and adopted the USMD Salary Deferral Plan (the “Deferral Plan”). On July 18, 2014, UANT Ventures, L.L.P., a Texas limited liability partnership (“Ventures”) and the holder of approximately 85% of the outstanding shares of our common stock as of the Record Date, executed a written consent, in lieu of a special meeting, approving the Deferral Plan (the “Written Consent”).

The approval becomes effective on or after August 11, 2014, which is the date that is 20 calendar days after this Information Statement was first mailed or otherwise delivered to holders of our common stock as of the Record Date.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the Delaware General Corporation Law (the “DGCL”), our Certificate of Incorporation, and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted consented to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our common stock as of the Record Date.

Each share of our common stock entitles its holder to one vote on each matter submitted to stockholders. There will be no vote on the approval and adoption of the Deferral Plan because the holder of the majority of our outstanding common stock has provided its written consent for such approval and adoption as allowed by Section 228 of the DGCL. No other votes are required or necessary.

Only holders of record of our common stock at the close of business on the Record Date are entitled to notice of the action taken by the Written Consent. As of the Record Date, 10,153,348 shares of common stock, par value $0.01 per share, were outstanding and entitled to take action by written consent and to receive notice of the action taken by the Written Consent. As of the Record Date, Ventures held 8,667,800 shares of our common stock, which represented approximately 85% of the outstanding shares.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the earliest date that the corporate action being taken pursuant to the Written Consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement. On or after August 11, 2014, which is the 20th calendar day after the first mailing or other delivery of this Information Statement to our stockholders of record on the Record Date, the approval and adoption of the Deferral Plan will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holder of a majority of our outstanding common stock.

Dissenters’ Rights of Appraisal

Stockholders do not have any dissenters’ rights or appraisal rights in connection with the approval and adoption of the Deferral Plan.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated with such mailing. We are not making any solicitations. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of our common stock.

Delivery of Proxy Material to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), that allows companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, information statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of such materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate information statement, or if you are receiving multiple copies of the information statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Substantial Interests of Executive Officers and Directors

None of the Company’s executive officers or directors has any substantial interest in any of the matters acted upon by the Written Consent, except to the extent a director or executive officer is eligible to participate in and receive deferred base salary under the Deferral Plan.

Where You Can Find More Information

We file our proxy statements, information statements, annual reports and other information with the SEC under the Exchange Act. You can inspect and obtain a copy of our information statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. EST. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.usmdinc.com, our annual, quarterly and current reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

APPROVAL OF THE USMD SALARY DEFERRAL PLAN

On May 5, 2014, our Board of Directors approved the Deferral Plan. On July 18, 2014, Ventures, the holder of a majority of our outstanding voting stock, approved the Deferral Plan by written consent in lieu of a special meeting.

The following is a summary of the material terms of the Deferral Plan. This summary is qualified in its entirety by reference to the Deferral Plan itself, which is attached to this Information Statement as Annex A.

Background

The Deferral Plan permits us to defer the payment of a predetermined portion of a participant’s base salary (such portion, the “Deferred Base Salary”) to the end of each calendar quarter. The plan administrator will decide at the end of each quarter whether the Deferred Base Salary will be paid in the form of cash, shares of common stock or a combination of both.

Purpose

The purpose of the Deferral Plan is to allow us to compensate certain designated officers and other employees in the form of common stock of the Company without increasing the overall incentive compensation packages of such officers and employees. We believe the Deferral Plan will benefit our stockholders by encouraging the participants to contribute materially to our growth. We also believe the Deferral Plan will further align the economic interests of the participants with those of the stockholders.

Administration

The Deferral Plan will be administered by the Board of Directors or a committee composed solely of at least two or more non-employee directors appointed by the Board of Directors. The Board of Directors currently serves as the plan administrator. The plan administrator has sole authority to:

•	determine the employees eligible to participate in the Deferral Plan;

•	determine each calendar quarter what portion, if any, of the Deferred Base Salary will be paid in cash and what portion, if any, will be paid as shares of common stock;

•	review and render decisions respecting a denial of a claim for benefits under the Deferral Plan; and

•	construe the Deferral Plan and determine and resolve all questions relating to the administration of the Deferral Plan.

The plan administrator may appoint a daily administrator who will have the responsibility and duty to administer the Deferral Plan on a daily basis. The plan administrator may remove the daily administrator with or without cause at any time. The daily administrator may resign upon written notice to the plan administrator. The daily administrator will have such duties and perform such functions as may be delegated to the daily administrator by the plan administrator.

Eligibility

Only those employees who receive, or are entitled to, remuneration for services rendered to us in the legal relationship of employer and employee are entitled to participate in the Deferral Plan. The plan administrator will determine which individuals are eligible. Individuals who are employed as a leased employee, independent contractor or contract employee are not eligible to participate in the Deferral Plan, even if such individual is deemed a common law employee by the Internal Revenue Service, the Department of Labor or an administrative or judicial tribunal. Individuals who elect to participate in the Deferral Plan must complete a participation agreement that, among other things, sets forth the percentage of the participant’s base salary will be deferred each calendar quarter.

Shares Subject to the Deferral Plan

Any shares of common stock issued as whole or partial payment of any Deferred Base Salary will be issued from the 2,500,000 shares of common stock authorized for issuance under the USMD Holdings, Inc. 2010 Equity Compensation Plan, as amended.

Deferral of Base Salary

Employees participating in the Deferral Plan will designate a specific percentage (up to 100%) of their base salary as Deferred Base Salary. Payment of the Deferred Base Salary for each calendar quarter will be deferred until the end of the quarter and paid to them in the form of cash, shares of common stock or a combination of both. The form of payment will be determined by the plan administrator.

Payment of Deferred Base Salary

We will pay any Deferred Base Salary in the form of cash, shares of common stock or a combination of both, as determined by the plan administrator. Any portion of Deferred Base Salary that is payable in cash will be paid within 45 days after the end of each calendar quarter. Any portion of Deferred Base Salary that is payable in shares of common stock will be paid on or before March 14 of the following year. Each quarter, the plan administrator will determine what portion, if any, of the Deferred Base Salary will be paid in cash and what portion, if any, will be paid in shares of common stock. The percent of Deferred Base Salary that is paid in shares of common stock and cash in any given calendar quarter will be the same for each participant.

In each quarter, the number of shares of common stock each participant receives will be equal to the dollar amount of the Deferred Base Salary the plan administrator has determined will be paid in shares of common stock for such quarter, divided by the closing price of our common stock on the last business day of such quarter, as reported on the NASDAQ Capital Market. Any fractional shares will be paid in cash. All payments of cash or shares of common stock are subject to withholding of applicable federal and state income and employment taxes.

The participant will, at all times, have a non-forfeitable right to all Deferred Base Salary under the Deferral Plan.

Transferability

Participants may not transfer any Deferred Base Salary payable under the Deferral Plan except to their spouses in connection with a divorce. Any unauthorized attempt to sell, transfer, assign, pledge or otherwise dispose of any right under the Deferral Plan will be void.

If, in the judgment of the daily administrator, a participant is under a legal disability, or otherwise is unable to apply such payment to his or her own interest and advantage, the daily administrator may direct us to make such payment to the participant’s legal guardian or conservator, to his or her spouse or to any person charged with the duty of his or her support.

Amendment and Termination of the Deferral Plan

We may amend the Deferral Plan at any time and in any way. In addition, the daily administrator may make non-material amendments to the Deferral Plan to comply with changes in the law or to facilitate Deferral Plan administration.

We may suspend or terminate the Deferral Plan in whole or in part at any time, provided that no termination or suspension will deprive any participant, or person claiming benefits under the Deferral Plan through a participant, of any Deferred Base Salary payable to him or her under the Deferral Plan up to the date of suspension or termination, except as required by applicable law.

Indemnification

To the extent not covered by insurance and to the extent permitted under our Bylaws and applicable laws and regulations, we will hold harmless and indemnify the plan administrator and daily administrator against any and all claims and causes of action and all losses arising from such claims and causes of action arising out of any act or omission relating to or in connection with the Deferral Plan, other than losses resulting from such person’s commission of fraud or willful misconduct.

Claims for Benefits

If an individual claims to be eligible to participate in the Deferral Plan or to receive the payment of base salary under the Deferral Plan, then such claimant must complete and submit a claim form for review by the daily administrator. The claimant may examine the Deferral Plan and any other pertinent documents generally available to participants that are specifically related to the claim. The daily administrator will notify the claimant of the disposition of the claim within 30 days after the claim has been filed with the daily administrator.

Within 45 days after receiving written notice of the daily administrator’s disposition of the claim, the claimant may file with the plan administrator a written request for review of his or her claim. After receipt by the plan administrator of a written application for review of the claim, the plan administrator will review the claim taking into account all comments, documents, records and other information submitted by the claimant regarding the claim without regard to whether such information was considered in the initial benefit determination. The plan administrator will notify the claimant of the results of such review as soon as possible but no later than five days after a determination has been made. The claimant may appeal the outcome of the claim review by submitting the matter to a third party neutral arbitrator within 60 days after receiving the plan administrator’s denial.

Internal Revenue Code Section 409A

We intend that the Deferral Plan be exempt from the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a short-term deferral and the Deferral Plan will be interpreted accordingly.

Resale Restrictions

The Deferral Plan generally does not impose restrictions on resales of shares of common stock acquired under the Deferral Plan and participants may sell the shares issued to them in connection with the Deferral Plan upon their receipt of such shares. However, our affiliates, as that term is defined for purposes of federal securities laws (generally, executive officers, directors, more than 10% stockholders and any person that directly or indirectly controls, or is controlled by or is under common control with us), may be prohibited by federal securities laws from reselling such shares unless (1) we have filed with the SEC, and maintain on a current basis, an effective registration statement for that purpose, or (2) the resale is made in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended. In addition, shares of common stock delivered to our affiliates under the Deferral Plan are subject to the restrictions on transferability and disposition set forth in Rule 16b under the Exchange Act.

Application of the Employee Retirement Income Security Act Of 1974

The Deferral Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a “qualified plan” subject to the limitations of section 401(a) of the Code.

U.S. Federal Income Tax Consequences

If a participant receives a restricted stock award as partial or whole payment of his or her Deferred Base Salary, the participant will be subject to tax at ordinary income rates on the fair market value of the shares of common stock at the time the restricted shares are transferable or are no longer subject to restrictions, and we will receive a corresponding deduction. However, if the participant has made an election under Section 83(b) of the Code within 30 days of the date of the grant, he or she will have ordinary taxable income on the date of the grant equal to the fair market value of the shares as if such shares were unrestricted and could be sold immediately. The holding period to determine whether such participant has long-term or short-term capital gain or loss upon sale of the restricted shares is measured from the date the restriction period expired. However, if the participant timely elects to be taxed as of the date of the grant under a Section 83(b) election, the holding period commences on the date immediately following the grant date and the tax basis of the stock will be equal to the fair market value of the restricted shares on the date of the grant.

Withholding of Taxes

Any time a participant realizes taxable compensation as described below, such compensation may be subject to applicable federal (including FICA), state and local tax withholding requirements. We may require that the participant pay us the amount of any taxes we are required to withhold with respect to any awards, or we may deduct from other wages we pay such participant the amount of any withholding taxes due with respect to awards. Subject to approval by the daily administrator, the participant may elect to satisfy the income tax withholding obligation with respect to an grant paid in our common stock by having shares withheld up to an amount equal to his or her applicable marginal tax rate for federal (including FICA), state and local tax liabilities.

New Plan Benefits

The plan administrator will determine on a quarterly basis what portion, if any, of the Deferred Base Salary will be paid in shares of common stock. Consequently, the benefits or amounts to be received under the Deferral Plan are not determinable.

Stockholder Approval

As of the Record Date, there were 10,153,348 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on matters submitted to stockholders for approval. The approval of the Deferral Plan required the approval of the holders of a majority of the outstanding shares of our common stock. As of the Record Date, Ventures held 8,667,800 shares of our common stock, which represented approximately 85% of the total outstanding shares of our common stock.

Pursuant to Section 228 of the DGCL, the affirmative vote or consent of the holder of a majority of the outstanding shares of common stock is sufficient to adopt the Deferral Plan. On July 18, 2014, Ventures, the holder of a majority of our outstanding voting stock, approved the Deferral Plan by written consent in lieu of a special meeting. Accordingly, no other votes are necessary to adopt the Deferral Plan and your approval is neither required nor requested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock, as of July 21, 2014, by: (1) all persons that we know are beneficial owners of more than 5% of our common stock; (2) each director and director nominee; (3) each of the named executive officers included in the Summary Compensation Table included in this information statement; and (4) all directors and named executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to all shares beneficially owned.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)	Percentage Ownership
5% or more beneficial owners
UANT Ventures, L.P. (3)	8,736,782	86.25%
John M. House, M.D. (4)	810,584	8.00%
Directors (excluding Dr. House)
Steven Brock, M.D. (5)	38,772	0.38%
Darcie Bundy	780	0.01%
Breaux Castleman	1,384	0.01%
Patrick Collini, M.D. (6)	133,301	1.32%
Charles Cook, M.D. (7)	145,223	1.43%
Russell Dickey, M.D. (8)	78,544	0.78%
Gary Rudin (9)	49,654	0.49%
James Saalfield, M.D. (10)	136,511	1.35%
Paul Thompson, M.D. (11)	441,967	4.36%
Named Executive Officers (excluding Dr. House and Mr. Rudin)
Richard Johnston, M.D. (12)	26,816	0.26%
Executive officers and directors as a group (12 persons) (13)	1,863,536	18.40%

(1)	Unless otherwise noted, the address of each person listed is 6333 North State Highway 161, Suite 200, Irving, Texas 75038.
(2)	Includes for each executive officer and director who is a partner of UANT Ventures, L.P. their pecuniary interest in the shares and options owned by UANT Ventures, L.P.
(3)	Represents 8,667,800 shares held directly and options exercisable within 60 days to purchase 68,982 shares held directly.
(4)	Represents 51,670 shares held directly, 743,912 shares held indirectly through UANT Ventures, L.P., 13,248 shares held indirectly through John M. House, MD, P.A. and options exercisable within 60 days to purchase 1,754 shares held indirectly through UANT Ventures, L.P.
(5)	Represents 2,080 shares held directly and 30,942 shares held indirectly through UANT Ventures, L.P. The Company issued a 5% convertible subordinated note due 2018 in the principal amount of $3,894,742 to AOB Surgical Group, Ltd, an entity in which Dr. Brock is a beneficial owner. The note is convertible into shares of the Company’s common stock and, upon conversion of the unpaid principal balance of the note, Dr. Brock would be the beneficial owner of 5,750 shares held indirectly through AOB Surgical Group, Ltd.
(6)	Represents 1,657 shares held directly, 13,248 shares held indirectly through M. Patrick Collini MD, P.A., 116,642 shares held indirectly through UANT Ventures, L.P. and options exercisable within 60 days to purchase 1,754 shares held indirectly through UANT Ventures, L.P.
(7)	Represents 14,017 shares held directly and 131,206 shares held indirectly through UANT Ventures, L.P.
(8)	Represents 12,800 shares held directly, 31,246 shares held indirectly through UANT Ventures, L.P. The Company issued a in 5% convertible subordinated note due 2018 in the principal amount of $3,894,742 to AOB Surgical Group, Ltd, an entity in which Dr. Dickey is a beneficial owner. The note is convertible into shares of the Company’s common stock and, upon conversion of the unpaid principal balance of the note, Dr. Dickey would be the beneficial owner of 34,498 shares held indirectly through AOB Surgical Group, Ltd.
(9)	Represents 1,654 shares held directly and options exercisable within 60 days to purchase 48,000 shares held directly.

(10)	Represents 1,944 shares held directly, 13,248 shares held indirectly through James G. Saalfield MD, P.A., 119596 shares held indirectly through UANT Ventures, L.P. and options exercisable within 60 days to purchase 1,723 held indirectly through UANT Ventures, L.P.
(11)	Represents 32,690 shares held directly and 409,277 shares held indirectly through UANT Ventures, L.P.
(12)	Represents 2,555 shares held directly, 397 shares held indirectly through Las Colinas Medical Group and 23,864 shares held indirectly through UANT Ventures, L.P.
(13)	Includes options exercisable within 60 days to purchase 53,231 shares.

EXECUTIVE COMPENSATION

In this section we provide detailed information regarding compensation paid to each named executive officer. Our named executive officers are our Chief Executive Officer and our two most highly compensated executive officers of the Company, including salary, bonus, stock awards, option awards and all other compensation, as of the most recently completed fiscal year. For fiscal year 2013, our named executive officers were: John M. House, M.D., our Chairman and Chief Executive Officer; Gary Rudin, our President and Chief Operating Officer; and Richard Johnston, M.D., our Chief Physician Officer.

Executive Summary

The Company was formed in 2010 to facilitate a business combination among USMD Inc., its predecessor entity, and certain other entities. That business combination was consummated on August 31, 2012. Effective on that date, the Company’s executive team was expanded to include senior executives from each of the combining entities. The Company established the initial compensation of its executive officers based in part on their historical compensation earned as executives of the companies that had combined into the Company. In addition, the Board of Directors appointed executive officers to certain positions with specific job responsibilities and authorities and sought to set individual executive compensation at a relative level commensurate with their new roles and responsibilities.

The initial changes in authority and compensation of the Company’s executive management team took effect on September 1, 2012. The Board evaluates the role and responsibilities of its executive officers as well as their performance in achieving the Company’s overall business objectives. In addition, the Company’s human resources department is responsible for implementing an executive bonus compensation program for 2014.

Compensation Philosophy

Our executive compensation program is designed with two primary objectives in mind:

•	attracting, retaining and motivating executives critical to our financial stability and future success; and

•	rewarding executives for meeting financial, operational and individual performance goals and taking effective actions which are expected to increase stockholder value over time.

The Company’s goal is to design compensation for its executive officers based on prevailing market conditions in the Southwest United States for a company of its size in the healthcare industry. Our executive compensation structure is keyed to the growth of our business rather than the achievement of short-term performance measures. In addition, our executive management team and, in particular, our named executive officers, beneficially own a significant amount of the Company’s securities, which we believe ensures that their interests are properly aligned with those of our other stockholders. Consistent with these objectives, we offer our executive officers a mix of base salary, employee benefits, bonus compensation and, in certain cases, employment and/or severance contracts.

Base salaries of our executive officers are intended to attract and retain executives (as part of the total compensation package) by providing a competitive base level of compensation. Base salaries are reviewed by our Board with input from our Human Resources department on at least an annual basis, as well as in connection with the hiring of a new executive from outside the Company or a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executives in comparable positions (similarity in scope, duties and responsibilities).

Our executive officers are eligible to participate in our other employee benefits programs on the same terms as our eligible non-executive employees. The Company does not provide any material executive perquisites. Unexercised stock options held by our executive officers expire 90 days following their termination, which same terms apply to our non-executive employees.

Material Terms of Employment Contracts of Named Executive Officers

John House, M.D., Chairman and Chief Executive Officer

Dr. House is currently Chairman of the Company’s Board and CEO of the Company, and he provides professional medical services as a physician employee of USMD Affiliated Services, an affiliate of the Company. He is compensated by the Company or an affiliate of the Company for all of these services. Dr. House’s written agreement with the Company provides that the compensation he receives for his services as CEO of the Company will consist of (i) an annual base compensation of $380,000, minus (ii) an amount equal to the compensation Dr. House received from USMD Affiliated Services for rendering professional services as a physician. This compensation was calculated by utilizing a reconciliation process performed after January 1, 2014, and for fiscal year 2013, after adjustment, Dr. House earned $342,800 as compensation for serving as the CEO of the Company.

Dr. House entered into a physician services agreement with USMD Affiliated Services, an affiliate of the Company, pursuant to which Dr. House is compensated for providing professional medical services to patients on behalf of USMD Affiliated Services. The agreement has a ten-year term but may be terminated by either party with or without cause upon 90 days’ written notice. Under the terms of this agreement, Dr. House receives compensation for providing medical services to patients based upon the aggregate amount of revenues generated by the USMD Affiliated Services’ physicians and his achievement of certain patient satisfaction and quality metrics. Based on this methodology, in 2013 Dr. House received $37,200 in physician compensation from USMD Affiliated Services pursuant to his physician services agreement. Dr. House also received $300 for providing physician leadership services to a wholly owned subsidiary of the Company in 2013.

Richard Johnston, M.D., Chief Physician Officer

Dr. Johnston serves as Chief Physician Officer of the Company. Dr. Johnston’s written agreement with the Company provides that the compensation he receives for his services as Chief Physician Officer of the Company will consist of (i) annual base compensation of $380,000, minus (ii) an amount equal to the compensation Dr. Johnston receives from USMD Affiliated Services for rendering professional services as a physician. This compensation was calculated by utilizing a reconciliation process performed after January 1, 2014, and for fiscal year 2013, after adjustment, Dr. Johnston earned $339,256 as compensation for serving as the Chief Physician Officer of the Company.

Dr. Johnston entered into a physician services agreement with USMD Affiliated Services, an affiliate of the Company, pursuant to which Dr. Johnston is compensated for providing professional medical services to patients on behalf of USMD Affiliated Services. The agreement has a ten-year term, but may be terminated by either party with or without cause upon 90 days’ written notice. Under the terms of this agreement, Dr. Johnston receives compensation for providing medical services to patients based upon the aggregate amount of revenues generated by the USMD Affiliated Services physicians and his achievement of certain patient satisfaction and quality metrics. Based on this methodology, in 2013 Dr. Johnston received $40,044 in physician compensation from USMD Affiliated Services pursuant to his physician services agreement. Dr. Johnston also received $700 for providing physician leadership services to a wholly owned subsidiary of the Company in 2013.

Other Named Executive Officers

Mr. Rudin has not entered into a written employment contract with the Company, and the Company does not intend at this time to enter into an employment contract with Mr. Rudin, though the Company routinely evaluates executive management structure and contracting process and the Board may determine it is in the best interest of the Company to enter into such an agreement in the future.

Severance Agreements

None of our named executive officers is party to a severance agreement with the Company, and we do not anticipate at this time entering into severance agreements with our named executive officers, though we routinely evaluate the costs and benefits of providing severance benefits to our executives and could at a future time determine to do so.

Summary Compensation Table

The following table summarizes the compensation earned by, awarded to or paid to our “named executive officers” in the years ended December 31, 2013 and 2012. As we are a smaller reporting company, our “named executive officers” include our Principal Executive Officer and our two most highly compensated executive officers other than our Principal Executive Officer for fiscal year 2013.

Name and Office Held	Year	Salary		Bonus		Stock Awards (1)		Option Awards (1)	All Other Compensation		Total

John M. House, M.D.	2012	$433,422	(2)	$—		$156,503	(3)	$—	$—		$589,925
Chairman of the Board & Chief Executive Officer	2013	$465,223	(2)	$—		$7,077	(4)	$—	$—		$472,300

Gary Rudin	2012	$405,611	(5)	$—		$8,841	(3)	$267,600	$9,900	(6)	$791,952
Director, President and Chief Operating Officer	2013	$428,238	(5)	$—		$3,778	(7)	$—	$—		$432,016

Richard Johnston, M.D.	2012	$156,558	(8)	$10,601	(9)	$52,168	(3)	$—	$35,593	(10)	$254,920
Executive Vice President and Chief Physician Officer	2013	$380,000	(8)	$—		$—		$—	$—		$380,000

(1)	The amounts reported in this column reflect the aggregate grant date fair value of the stock awards and option awards granted under the Plan. The amount is determined in accordance with Accounting Standards Codification Topic 718. The actual amount of compensation realized, if any, by our named executive officers may differ from the amounts presented in the table.
(2)	Represents compensation for the following services:

Compensation for services as:	2012	2013
Director and Chairman of the Board	$69,666	$84,923
Chief Executive Officer	$297,516	$342,800
Practicing physician	$66,240	$37,500

	$433,422	$465,223

(3)	Represents stock awards earned in 2012 that were paid in 2013.
(4)	Represents stock awards earned for services provided as the Chairman of the Board of Directors in 2013 and were paid in 2014.
(5)	Represents compensation for the following services:

Compensation for services as:	2012	2013
Director	$382,225	$48,222
President and Chief Operating Officer	$23,386	$380,016

	$405,611	$428,238

Mr. Rudin was appointed President and Chief Operating Officer on December 10, 2012.

(6)	Prior to his appointment to as a director or executive officer of the Company, Mr. Rudin received $9,900 in compensation for consulting services provided to the Company in January 2012.
(7)	Represents stock awards earned for services provided as a director in 2013 and were paid in 2014.
(8)	Represents compensation for the following services:

Compensation for services as:	2012	2013
Chief Physician Officer	$47,729	$339,256
Practicing physician	$92,829	$40,744
Director of a predecessor entity	$16,000	$—

	$156,558	380,000

(9)	Represents a bonus paid for services Dr. Johnston provided as a practicing physician.
(10)	Represents deferred compensation paid to Dr. Johnston in 2012 resulting from the termination, in connection with the business combination, of a deferred compensation plan administered by MCNT.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding equity based awards granted by the Company as of December 31, 2013 to our named executive officers.

Name and Office Held	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price)	Option Expiration Dated
John M. House, M.D. Chairman of the Board & Chief Executive Officer	—	—	—	—	—

Gary Rudin (1) Director, President and Chief Operating Officer	48,000	72,000	—	$24.84	12/10/20

Richard Johnston, M.D. Executive Vice-President and chief Physician Officer	—	—	—	$—	—

(1)	Mr. Rudin was granted an award of 120,000 options to purchase shares of the Company’s common stock at an exercise price of $24.84 per share by the Company on December 10, 2012. The grant was made pursuant to the Company’s 2010 Equity Compensation Plan. The option awards vest in five equal installments beginning on January 1, 2013 and on January 1 of each year thereafter though January 1, 2017.

DIRECTOR COMPENSATION

The Board of Directors is responsible for the overall management and direction of the Company’s operations. The Board of Directors has established a compensation plan to provide for compensation for individuals who serve in the capacity of a director. Director compensation consists of an annual retainer, meeting attendance fees, fees for service on the Audit Committee, and potential awards of equity compensation.

Two of our directors, Dr. House and Mr. Rudin, are also members of our executive management team. These two individuals receive compensation for their services as a director in addition to any employment compensation they may receive for providing non-directorial services to the Company. Below is a summary of director compensation paid in 2013.

Annual Retainer for Directors and Board Chairman

Each director receives an annual retainer of $40,000 for his or her services to the Board. The Chairman of the Board receives an additional $40,000 stipend, or a total annual retainer of $80,000.

Meeting Attendance

Each director receives $3,000 for each Board meeting that the director attends in person or, alternatively, $1,500 for each Board meeting the director attends telephonically or electronically.

Audit Committee Stipends

Each director serving on the Audit Committee receives an annual stipend of $15,000. The Chairman of the Audit Committee also receives an additional $15,000 stipend, or a total stipend of $30,000 for services as Chairman of the Audit Committee.

Equity Compensation

Each director is eligible to receive options to purchase up to 25,000 shares of the Company’s common stock but only upon the achievement by the Company of certain financial performance targets. The Board did not establish financial performance targets for 2013 and did not pay any such equity compensation to its directors. The Board has not established any such financial performance targets for calendar year 2014.

Payment of Board Compensation in Cash or Stock

Effective September 1, 2012, the Board of Directors authorized its Chairman to pay director compensation to directors in the form of either cash or common stock of the Company. Effective November 20, 2013, the Chairman exercised this discretion and advised the directors that director compensation from that day forward would be paid in common stock of the Company until further notice. For purposes of determining the number of shares to issue to directors as board compensation, the price of a share of the Company’s common stock was established as the greater of (a) the average closing price of a share of the Company’s common stock on each trading day for the 30 calendar day period ending on grant date, or (b) the closing the closing price of a share of the Company’s common stock on the grant date.

2013 DIRECTORS COMPENSATION

The following table summarizes the compensation earned by or paid to directors for the fiscal year ended December 31, 2013. Director compensation for Dr. House and Mr. Rudin are excluded from this table because both individuals are named executive officers whose total compensation from the Company in years 2013 and 2012 is disclosed in the Executive Summary Compensation Table.

	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Steven Brock, M.D.	$43,333	$5,667	$49,000
Darcie Bundy	$55,833	$11,167	$67,000
Breaux Castleman	$55,833	$11,167	$67,000
M. Patrick Collini, M.D.	$43,333	$8,667	$52,000
Charles Cook, M.D.	$68,333	$13,667	$82,000
Russell Dickey, M.D.	$43,333	$8,667	$52,000
James Saalfield, M.D.	$43,333	$8,667	$52,000
Paul Thompson, M.D.	$43,333	$8,667	$52,000
Khang Tran, M.D.	$43,333	$8,667	$52,000

(1)	The amounts reported in this column reflected the aggregate grant date fair value of the stock awards granted under the Plan. The amount is determined in accordance with Accounting Standards Codification Topic 718. The actual amount of compensation realized, if any, by our directors may differ from the amounts presented in the table.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information, as of July 21, 2014, about USMD’s common stock issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect, including the 2010 USMD Holdings, Inc. Equity Compensation Plan and the Deferral Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	733,154	$23.73	1,663,342
Total

OTHER MATTERS

This Information Statements is dated July 22, 2014. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided.

Pursuant to the requirements of the Exchange Act, USMD has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

/s/ John M. House, M.D.
John M. House, M.D.
Chairman and Chief Executive Officer

Irving, Texas

July 22, 2014

ANNEX A

USMD SALARY DEFERRAL PLAN

Annex A-1

USMD SALARY DEFERRAL PLAN

Annex A-2

USMD SALARY DEFERRAL PLAN

ARTICLE I

PREAMBLE AND PURPOSE

1.1	Preamble

USMD Holdings, Inc. hereby adopts the USMD Salary Deferral Plan to permit the Company to defer the payment of a predetermined portion of the Covered Executive’s Base Salary (such portion the “Deferred Base Salary”) to the end of each Calendar Quarter in order to make a determination as to whether all or a portion of such Deferred Base Salary will be paid in the form of Restricted Stock, as determined by the Plan Administrator in its sole and absolute discretion. The determination of the form of payment of any Deferred Base Salary will be made on a quarterly basis and payment of that portion of each Calendar Quarter’s Deferred Base Salary that is payable in cash will be paid no later than forty-five (45) days after the end of the applicable Calendar Quarter and payment of that portion of each Calendar Quarter’s Deferred Base Salary that is payable in Restricted Stock will be paid on or before March 14 of the following year. The Company intends that the Plan be exempt from the requirements of section 409A of the Code, as a short-term deferral and the Plan will be construed and administered in accordance with that intent.

1.2	Purpose

Through this Plan, the Company intends to permit the quarterly deferral of Base Salary by select management or highly compensated employees. Accordingly, it is intended that this Plan will not constitute a “qualified plan” subject to the limitations of section 401(a) of the Code, nor will it constitute a “funded plan,” for purposes of such requirements. It also is intended that this Plan will be exempt from the provisions of ERISA, as a payroll practice.

End of Article I

Annex A-3

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1	Definitions

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be a term defined in this Section 2.1. The following words and phrases with the initial letter capitalized will have the meaning set forth in this Section 2.1, unless a different meaning is required by the context in which the word or phrase is used.

(a)	“AAA” has the meaning set forth in Section 7.6(d).

(b)	“Account” means one or more of the bookkeeping accounts maintained by the Company or its agent on behalf of a Covered Executive, as described in more detail in Section 4.2.

(c)	“Base Salary” means the Covered Executive’s annual base salary payable to him by the Company.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Calendar Quarter” means, as applicable, the period beginning on January 1 and ending on March 31, the period beginning on April 1 and ending on June 30, the period beginning on July 1 and ending on September 30 and the period beginning on October 1 and ending on December 31.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Company” means USMD Holdings, Inc. or any successor entity. In addition, for purposes of a Covered Executive’s eligibility to participate in the Plan, participation in the Plan and deferral of Base Salary, the term “Company” will also include USMD Holdings, Inc.’s affiliates within the meaning of sections 414(b), (c) and (m) of the Code.

(h)	“Covered Executive” means each Employee who is selected to participate in the Plan pursuant to Section 3.1.

(i)	“Daily Administrator” means the individual, department or committee appointed by the Plan Administrator to handle the day-to-day administration of the Plan. As of the Effective Date, the Daily Administrator is the Senior Vice President and General Counsel of USMD Holdings, Inc.

(j)	“Deferred Base Salary” has the meaning set forth in Section 1.1.

(k)	“Effective Date” means April 1, 2014, except as provided otherwise herein.

(l)

“Employee” means each select employee receiving remuneration, or who is entitled to remuneration, for services rendered to the Company, in the legal relationship of employer and employee. The term Employee will not include an

Annex A-4

individual employed as a leased employee, independent contractor or contract employee, even if such individual is determined to be a common law employee by the Internal Revenue Service, the Department of Labor or an administrative or judicial tribunal.

(m)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(n)	“Equity Plan” means the USMD Holdings, Inc. 2010 Equity Compensation Plan.

(o)	“Fair Market Value” means the closing price of the Company’s common stock as reported on the NASDAQ Capital Market.

(p)	“Plan” means the USMD Salary Deferral Plan as set forth herein and as the same may be amended from time to time.

(q)	“Plan Administrator” means the Board or the committee composed solely of at least two or more non-employee directors appointed by the Board to administer the Plan. As of the Effective Date, the Board serves as the Plan Administrator.

(r)	“Plan Year” means the fiscal year of this Plan, which will commence on January 1 each year and end on December 31 of such year. The initial Plan Year will be a short Plan Year beginning April 1, 2014.

(s)	“Restricted Stock” means USMD Holdings, Inc.’s common stock, par value $0.01, which may not be sold for a period of six (6) months from the date of issuance under Rule 144 of the Securities Exchange Act of 1934, and which is subject to other restrictions on transfer, including, but not limited to, the Company’s insider trading policies.

(t)	“Participation Agreement” means the written agreement between a Covered Executive and the Company substantially in the form attached hereto in Appendix A. Each Participation Agreement will form a part of the Plan with respect to the Covered Executive.

2.2	Construction

If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan will continue in full force and effect. All of the provisions of this Plan will be construed and enforced in accordance with the laws of the State of Texas and will be administered according to the laws of such state, except as otherwise required by ERISA, the Code or other applicable federal law.

The term “delivered to the Daily Administrator or Plan Administrator,” as used in this Plan, will include delivery to a person or persons designated by the Daily Administrator or Plan Administrator, as applicable, for the disbursement and the receipt of administrative forms. Delivery will be deemed to have occurred only when the form or other communication is actually received.

Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. The pronouns “he,” “him” and “his” used in the Plan will also refer to similar pronouns of the female gender unless otherwise qualified by the context.

End of Article II

Annex A-5

ARTICLE III

PARTICIPATION AND FORFEITABILITY OF BENEFITS

3.1	Eligibility and Participation

Eligibility to participate in the Plan will be limited to Covered Executives, as determined by the Plan Administrator, in its sole and absolute discretion. A Covered Executive must complete a Participation Agreement in which the Covered Executive agrees that a specific percentage (up to one hundred percent (100%)) of his or her Base Salary for each Calendar Quarter during the Plan Year will be deferred, credited to his or her Account in the Plan, and paid to him or her in the form of cash or Restricted Stock, as elected in the sole discretion of the Plan Administrator; provided, however, that the percent of Base Salary that is paid in Restricted Stock and cash will be the same for each Covered Executive. Eligibility to become a Covered Executive for any Plan Year will not entitle a Covered Executive to continue as an active Covered Executive for any subsequent Plan Year.

3.2	Forfeitability of Benefits.

A Covered Executive will at all times have a nonforfeitable right to Base Salary deferred under this Plan and credited to his Account. As provided in Section 6.2, however, each Covered Executive will be only a general creditor of the Company with respect to the payment of any Base Salary deferred under this Plan.

End of Article III

Annex A-6

ARTICLE IV

PAYMENT, FORFEITURE, AND ACCOUNTING

4.1	Payment of Base Salary

Payment of a Covered Executive’s Deferred Base Salary will be made in cash or by delivery of shares of Restricted Stock, as determined in the sole discretion of the Plan Administrator; provided, however, that the percent of Base Salary that is paid in Restricted Stock and cash will be the same for each Covered Executive. Such payment of Deferred Base Salary that is payable in cash will be made within forty-five (45) days after the end of each Calendar Quarter. Payment of Deferred Base Salary that is payable in Restricted Stock will be made on or before March 14 of the following Plan Year. The number of whole shares of Restricted Stock to be issued to the Covered Executive (with any fractional shares to be paid in cash) will be equal to the dollar amount of the Deferred Base Salary that the Plan Administrator has determined will be paid in shares of Restricted Stock divided by the Fair Market Value of a share of the Company’s common stock determined on the last business day of the Calendar Quarter. Shares of Restricted Stock will be issued under the Equity Plan.

All payments of cash or Restricted Stock will be subject to withholding of applicable federal and state income and employment taxes. If payment is made in the form of Restricted Stock, the Covered Executive may be required to remit the required withholding taxes to the Company.

4.2	Accounting for Base Salary

The Daily Administrator may, in its sole and absolute discretion, establish and maintain an Account for the Covered Executive under this Plan to reflect the portion of his Base Salary that is deferred during a Calendar Quarter and payable under this Plan. Each Account will be adjusted quarterly to reflect the payment as provided under Section 4.1. In the sole and absolute discretion of the Daily Administrator, more than one Account may be established for each Covered Executive to facilitate record-keeping convenience and accuracy. Each such Account will be credited and adjusted as provided in this Plan.

End of Article IV

Annex A-7

ARTICLE V

SETTLEMENT LIMITATIONS

5.1	Transferability

No Deferred Base Salary payable under this Plan will be transferable except that the Plan will recognize a division of Deferred Base Salary between the Covered Executive and his spouse in connection with a divorce. However, no portion of the Deferred Base Salary awarded to the spouse pursuant to such divorce will be payable to such spouse under the Plan until the time the Covered Executive is entitled to receive a payment from the Plan in the form specified by the Plan Administrator. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right under the Plan will be void.

5.2	Legal Disability

If a person entitled to payment of Deferred Base Salary under this Plan is, in the sole judgment of the Daily Administrator, under a legal disability, or otherwise is unable to apply such payment to his own interest and advantage, the Daily Administrator, in the exercise of its discretion, may direct the Company or payor of the Deferred Base Salary to make any such payment in any one or more of the following ways:

(a)	Directly to such person;

(b)	To his legal guardian or conservator; or

(c)	To his spouse or to any person charged with the duty of his support, to be expended for his benefit and/or that of his dependents.

The decision of the Daily Administrator will in each case be final and binding upon all persons in interest.

End of Article V

Annex A-8

ARTICLE VI

FUNDING

6.1	Funding

Base Salary deferred under this Plan will constitute an unfunded general obligation of the Company, but the Company may create reserves, funds and/or provide for amounts to be held in trust to fund such Deferred Base Salary on its behalf. Payment of Base Salary deferred under this Plan may be made by the Company, any trust established by the Company or through a service provider, to the Company or such trust. Any shares of Restricted Stock paid under this Plan will be issued under the Equity Plan and subject to the limits of the Equity Plan.

6.2	Creditor Status

Covered Executives and anyone claiming through such Covered Executive will be general unsecured creditors of the Company with respect to the payment of Deferred Base Salary under this Plan.

End of Article VI

Annex A-9

ARTICLE VII

ADMINISTRATION

7.1	The Plan Administrator

The overall administration of the Plan will be the responsibility of the Plan Administrator.

7.2	Powers of Plan Administrator

The Plan Administrator will have sole and absolute discretion regarding the exercise of its powers and duties under this Plan. In order to effectuate the purposes of the Plan, the Plan Administrator will have the following powers and duties:

(a)	To determine each Calendar Quarter what portion, if any, of the Deferred Base Salary of a Covered Executive will be paid in cash and what portion, if any, will be paid as Restricted Stock, which determination will apply uniformly to all Covered Executives;

(b)	To appoint the Daily Administrator;

(c)	To review and render decisions respecting a denial of a claim for benefits under the Plan;

(d)	To construe the Plan and to make equitable adjustments for any mistakes or errors made in the administration of the Plan; and

(e)	To determine and resolve, in its sole and absolute discretion, all questions relating to the administration of the Plan.

The above list of express powers is not intended to be either complete or conclusive, and the Plan Administrator will, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the Plan.

7.3	Appointment of Daily Administrator

The Plan Administrator may appoint the Daily Administrator, who will have the responsibility and duty to administer the Plan on a daily basis. The Plan Administrator may remove the Daily Administrator with or without cause at any time. The Daily Administrator may resign upon written notice to the Plan Administrator.

7.4	Duties of Daily Administrator

The Daily Administrator will have such duties and perform such functions as may be delegated to the Daily Administrator by the Plan Administrator; provided, however, that under no circumstances shall the Plan Administrator delegate to the Daily Administrator or any other person the duties set forth in Section 7.2(a). The Daily Administrator will have the following powers and duties:

(a)	To direct the administration of the Plan in accordance with the provisions herein set forth;

Annex A-10

(b)	To adopt rules of procedure and regulations necessary for the administration of the Plan, provided such rules are not inconsistent with the terms of the Plan;

(c)	To enforce the terms of the Plan and any rules and regulations adopted by the Plan Administrator;

(d)	To review and render decisions respecting a claim for a benefit under the Plan;

(e)	To furnish the Company with information that the Company may require for tax or other purposes;

(f)	To engage the service of counsel (who may, if appropriate, be counsel for the Company), actuaries, and agents whom it may deem advisable to assist it with the performance of its duties;

(g)	To receive from the Company and from Covered Executives such information as is necessary for the proper administration of the Plan;

(h)	To create and maintain such records and forms as are required for the efficient administration of the Plan;

(i)	To implement all determinations concerning the amount and form of Deferred Base Salary to which the Covered Executive or his estate is entitled under the Plan;

(j)	To comply with all applicable lawful reporting and disclosure requirements under ERISA;

(k)	To comply with all applicable federal income tax withholding requirements for payment of Deferred Base Salary under the Plan; and

(l)	To construe the Plan, in its sole and absolute discretion, and make equitable adjustments for any errors made in the administration of the Plan.

The above list of express duties is not intended to be either complete or conclusive, and the Daily Administrator will, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

7.5	Indemnification

To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under corporate by-laws and other applicable laws and regulations, the Company agrees to hold harmless and indemnify the Plan Administrator and Daily Administrator against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and reasonable attorneys’ fees, based upon or arising out of any act or omission relating to or in connection with the Plan other than losses resulting from the Plan Administrator’s, or any such person’s commission of fraud or willful misconduct.

Annex A-11

7.6	Claims for Benefits

(a)	Initial Claim. In the event that an Employee or Covered Executive (or a person claiming through such Covered Executive) claims to be eligible to participate in this Plan or to receive the payment of Base Salary under this Plan, or claims any rights under this Plan, such claimant must complete and submit such claim forms and supporting documentation as will be required by the Daily Administrator, in its sole and absolute discretion. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan, and any other pertinent documents generally available to Covered Executives that are specifically related to the claim.

A written notice of the disposition of any such claim will be furnished to the claimant within thirty (30) days after the claim is filed with the Daily Administrator. Such notice will refer, if appropriate, to pertinent provisions of this Plan, will set forth in writing the reasons for denial of the claim if a claim is denied (including references to any pertinent provisions of this Plan) and, where appropriate, will describe any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary. If the claim is denied, in whole or in part, the claimant will also be notified of the Plan’s claim review procedure and the time limits applicable to such procedure, including the claimant’s right to arbitration following an adverse benefit determination on review as provided below. Any Base Salary payable under this Plan as a result of the disposition of a claim will be paid as soon as practicable following receipt of proof of entitlement, if requested.

(b)	Request for Review. Within forty-five (45) days after receiving written notice of the Daily Administrator’s disposition of the claim, the claimant may file with the Plan Administrator a written request for review of his claim. In connection with the request for review, the claimant will be entitled to be represented by counsel and will be given, upon request and free of charge, reasonable access to all pertinent documents for the preparation of his claim. If the claimant does not file a written request for review within forty-five (45) days after receiving written notice of the Daily Administrator’s disposition of the claim, the claimant will be deemed to have accepted the Daily Administrator’s written disposition, unless the claimant was physically or mentally incapacitated so as to be unable to request review within the forty-five (45) day period.

(c)	Decision on Review. After receipt by the Plan Administrator of a written application for review of his claim, the Plan Administrator will review the claim taking into account all comments, documents, records and other information submitted by the claimant regarding the claim without regard to whether such information was considered in the initial benefit determination. The Plan Administrator will notify the claimant of its decision by delivery or by certified or registered mail to his last known address.

A decision on review of the claim will be made by the Plan Administrator at its next meeting following receipt of the written request for review. If no meeting of the Plan Administrator is scheduled within forty-five (45) days of receipt of the written request for review, then the Plan Administrator will hold a special meeting to review such written request for review within such forty-five (45) day period. If

Annex A-12

special circumstances require an extension of the forty-five (45) day period, the Plan Administrator will so notify the claimant and a decision will be rendered within ninety (90) days of receipt of the request for review. In any event, if a claim is not determined by the Plan Administrator within ninety (90) days of receipt of written submission for review, it will be deemed to be denied.

The decision of the Plan Administrator will be provided to the claimant as soon as possible but no later than five (5) days after the benefit determination is made. The decision will be in writing and will include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and will contain references to all relevant Plan provisions on which the decision was based. Such decision will also advise the claimant that he may receive upon request, and free of charge, reasonable access to and copies of all documents, records and other information relevant to his claim and will inform the claimant of his right to arbitration in the case of an adverse decision regarding his appeal. The decision of the Plan Administrator will be final and conclusive.

(d)	Arbitration. In the event the claims review procedure described in this Section 7.6 does not result in an outcome thought by the claimant to be in accordance with the Plan document, he may appeal to a third party neutral arbitrator. The claimant must appeal to an arbitrator within sixty (60) days after receiving the Plan Administrator’s denial or deemed denial of his request for review and before bringing suit in court.

The arbitrator will be mutually selected by the Covered Executive and the Plan Administrator from a list of arbitrators provided by the AAA. If the parties are unable to agree on the selection of an arbitrator within ten (10) days of receiving the list from the AAA, the AAA will appoint an arbitrator. The arbitrator’s review will be limited to interpretation of the Plan document in the context of the particular facts involved. The claimant, the Plan Administrator and the Company agree to accept the award of the arbitrator as binding, and all exercises of power by the arbitrator hereunder will be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious.

The costs of arbitration will be paid by the Company; the costs of legal representation for the claimant or witness costs for the claimant will be borne by the claimant; provided, that, as part of his award, the Arbitrator may require the Company to reimburse the claimant for all or a portion of such amounts.

The arbitrator will have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Nonetheless, the arbitrator will have absolute discretion in the exercise of its powers in this Plan. Arbitration decisions will not establish binding precedent with respect to the administration or operation of the Plan.

7.7	Receipt and Release of Necessary Information

In implementing the terms of this Plan, the Daily Administrator and Plan Administrator, as applicable, may, without the consent of or notice to any person, release to or obtainfrom any organization or person any information, with respect to any person, which the Daily Administrator or Plan Administrator deems to be necessary for such purposes.

End of Article VII

Annex A-13

ARTICLE VIII

OTHER BENEFIT PLANS OF THE COMPANY

8.1	Other Plans

Nothing contained in this Plan will prevent a Covered Executive prior to his death, or a Covered Executive’s spouse or other beneficiary after such Covered Executive’s death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of the Company, or which would otherwise be payable or distributable to him, his surviving spouse or beneficiary under any plan or policy of the Company or otherwise. Nothing in this Plan will be construed as preventing the Company from establishing any other or different plans providing for current or deferred compensation for employees. Unless otherwise specifically provided in any plan of the Company intended to “qualify” under section 401 of the Code, Base Salary paid under this Plan will constitute earnings or compensation for purposes of determining contributions or benefits under such qualified plan.

End of Article VIII

Annex A-14

ARTICLE IX

AMENDMENT AND TERMINATION OF THE PLAN

9.1	Continuation

The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay Base Salary under this Plan as described herein.

9.2	Amendment of Plan

The Company may at any time and in any way amend the Plan. In addition, the Daily Administrator has the right to make non-material amendments to the Plan to comply with changes in the law or to facilitate Plan administration.

9.3	Termination of Plan

The Company may at any time and in any way, suspend or terminate the Plan in whole or in part at any time, provided that no such termination or suspension will deprive a Covered Executive, or person claiming benefits under this Plan through a Covered Executive, of any Base Salary payable to him under this Plan up to the date of suspension or termination, except as required by applicable law.

End of Article IX

Annex A-15

ARTICLE X

MISCELLANEOUS

10.1	No Reduction of Employer Rights

Nothing contained in this Plan will be construed as a contract of employment between the Company and an Employee, or as creating a right of any Employee to continue in the employment of the Company, or as a limitation on the right of the Company to discharge any of its Employees, with or without cause.

10.2	Provisions Binding

All of the provisions of this Plan will be binding upon all persons who will be entitled to any benefit hereunder, their heirs and personal representatives.

10.3	Section 409A Deferred Compensation Rules

It is the intention of the Company that the Plan be exempt from the requirements of section 409A of the Code as a short-term deferral and the Plan will be interpreted accordingly.

End of Article X

Annex A-16

The undersigned officer has executed this USMD Salary Deferral Plan on this      day of         , 2014 effective as of the Effective Date.

USMD HOLDINGS, INC.

By:

Title:

Annex A-17

APPENDIX A

PARTICIPATION AGREEMENT

Section 2.1(t) of the USMD Salary Deferral Plan (the “Plan”) provides that each Covered Executive will enter into a Participation Agreement which sets forth the terms and conditions of the payment of his Base Salary under the Plan and that a copy of such Agreement will be attached to the Plan as Appendix A.

Annex A-18

USMD PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT is made as of             , 20     by and between the Plan Administrator of the USMD Salary Deferral Plan (the “Plan”) on behalf of USMD Holdings, Inc., and                                          (the “Covered Executive”). Capitalized terms used in this Agreement that are not defined herein will have the meaning set forth in the Plan.

1.	The Covered Executive will have percent ( %) of his Base Salary deferred under the Plan and paid in the form of cash and/or Restricted Stock as determined each Calendar Quarter by the Plan Administrator in its sole and absolute discretion. Payment of Deferred Base Salary that is payable in cash will be made within forty-five (45) days after the end of each Calendar Quarter. Payment of Deferred Base Salary that is payable in Restricted Stock will be made on or before March 14 of the following Plan Year.

2.	Any dispute or claim for benefits under the Plan must be resolved through the claims procedure set forth in Article VII of the Plan which procedure culminates in binding arbitration. By accepting the benefits provided under the Plan, the Covered Executive hereby agrees to binding arbitration as the final means of dispute resolution with respect to the Plan.

3.	The Plan is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties will be bound by and have the benefit of each and every provision of the Plan, as amended from time to time.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on             , 20    .

COVERED EXECUTIVE	USMD HOLDINGS, INC.

By:

Title:	Name:
Title:

Annex A-19